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                                                                    EXHIBIT 23.5


                       CONSENT OF BARBER & BRONSON INCORPORATED


We hereby consent to the use of our opinion letter dated September 2, 1997 to the Board of Directors of Sunrise Educational Services, Inc. included as Exhibit C to the Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of Sunrise Educational Services, Inc. and Education Alternatives, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary -- Fairness Opinions with Respect to the Merger" and "Opinions of Barber & Bronson Incorporated."

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                         BARBER & BRONSON INCORPORATED
                         November 14, 1997